Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three and Six Months Ended
June 30, 2015

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS
SECOND QUARTER 2015 RESULTS

•	Same-center sales per square foot increased 4.1% during the second quarter 2015 over the prior-year period.

•	Average gross rent per square foot for stabilized mall leases signed in the second quarter 2015 increased 8.7% over the prior gross rent per square foot.

•	FFO per diluted share, as adjusted, was $0.54 for the second quarter 2015, compared with $0.55 in the prior-year period.

•	Same-center NOI for the second quarter increased 0.3% in the Total Portfolio and was flat in the Mall Portfolio compared with the prior-year period.

•	Total portfolio occupancy was 91.0% as of June 30, 2015 compared with 93.5% as of June 30, 2014.
CHATTANOOGA, Tenn. (July 29, 2015) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the second quarter ended June 30, 2015. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Funds from Operations ("FFO") per diluted share	$0.53	$0.55	$1.15	$1.28
FFO, as adjusted, per diluted share (1)	$0.54	$0.55	$1.05	$1.06
(1) FFO, as adjusted, for the three months ended June 30, 2015 excludes $3.0 million of expense related to a litigation settlement and a $0.3 million gain on extinguishment of debt. FFO, as adjusted, for the six months ended June 30, 2015 excludes a partial litigation settlement, net of related expenses, of $1.7 million and a $16.6 million gain on investment related to the sale of marketable securities. FFO, as adjusted, for the six months ended June 30, 2014 excludes a partial litigation settlement of $0.8 million and a net gain on extinguishment of debt of $42.7 million primarily related to the foreclosure of the mortgage loan secured by Citadel Mall.

CBL's President and Chief Executive Officer Stephen Lebovitz commented, "Overall fundamentals in the CBL portfolio remain healthy.  Same-center sales increased 4.1% during the second quarter, marking another quarter of impressive growth. Leasing spreads remained strong at 8.7%.  Our leasing team has quickly addressed the recent bankruptcy-related store closures, with more than 65% of the space committed or under negotiation.  These future store openings will benefit our portfolio in late 2015 and throughout 2016.

"Our portfolio transformation is progressing with the completed sale of two non-core assets as well as the addition of Mayfaire Town Center, a high-quality, high-growth Tier One property.  Additionally, we are capitalizing on value-creation opportunities in our existing portfolio with the recent start of anchor redevelopment projects at two centers.  The conversion of underperforming anchors into new stores and restaurants will be a significant source of ongoing growth over the next several years, strengthening the individual centers as well as the portfolio overall."

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FFO allocable to common shareholders, as adjusted, for the second quarter 2015 was $91.9 million, or $0.54 per diluted share, compared with $93.0 million, or $0.55 per diluted share, for the second quarter 2014. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the second quarter 2015 was $107.7 million compared with $109.1 million for the second quarter of 2014.
Net income attributable to common shareholders for the second quarter of 2015 was $30.7 million, or $0.18 per diluted share, compared with net income of $26.7 million, or $0.16 per diluted share, for the second quarter of 2014.
Percentage change in same-center Net Operating Income ("NOI")(1):

Three Months Ended June 30, 2015
Portfolio same-center NOI	0.3%
Mall same-center NOI	0.0%
(1)  CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight line rents and net amortization of acquired above and below market leases. NOI is for real estate properties and excludes the Company's subsidiary that provides maintenance, janitorial and security services.

MAJOR VARIANCES IMPACTING SAME-CENTER NOI RESULTS FOR THE QUARTER ENDED JUNE 30, 2015

•	Lost income from bankruptcy related store closures resulted in a $0.9 million decline in same-center minimum rents during the quarter.

•	Percentage rents increased by $0.5 million due to positive sales growth.

•	Tenant reimbursement increased by $1.5 million, substantially offset by a $1.2 million increase in real estate tax expense.

•	Property operating expense declined by $0.9 million, primarily as a result of a $0.4 million decline in bad debt expense as well as moderate declines in insurance, payroll and energy expense.

•	Maintenance and repairs increased by $0.3 million.

PORTFOLIO OPERATIONAL RESULTS

Occupancy:

	As of June 30,
	2015	2014
Portfolio occupancy	91.0%	93.5%
Mall portfolio	90.0%	93.1%
Same-center stabilized malls	89.9%	93.2%
Stabilized malls	89.9%	92.9%
Non-stabilized malls (1)	95.5%	97.6%
Associated centers	94.1%	95.0%
Community centers	96.8%	97.0%
(1) Represents occupancy for Fremaux Town Center, The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass as of June 30, 2015. Represents The Outlet Shoppes at Oklahoma City and The Outlet Shoppes at Atlanta as of June 30, 2014.

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New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot
Three Months Ended June 30, 2015
Stabilized Malls	8.7%
New leases	29.0%
Renewal leases	3.9%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended June 30,
	2015	2014	% Change
Stabilized mall same-center sales per square foot	$368	$355	3.7%

TRANSACTIONS
 During the second quarter, CBL completed the acquisition of Mayfaire Town Center and Community Center, the premier open-air center located in the affluent coastal market of Wilmington, NC. The property was acquired for a total cash purchase price of $192 million.

During the second quarter, CBL completed the sale of Eastgate Crossing, a 175,000-square-foot community center located in Cincinnati, OH. The gross sales price of $22.8 million included the assumption of a $14.6 million loan secured by the property.

Additionally during the second quarter, CBL completed the sale of Madison Square, a mall in Huntsville, AL, for $5.0 million. The related associated center, Madison Plaza, was sold in July 2015 for $5.7 million.

CBL has additional transactions in various stages. Further updates on the disposition program will be provided on its conference call.

FINANCINGS
During the second quarter, CBL retired the $49.5 million loan secured by Imperial Valley Mall in El Centro, CA, adding the property to its unencumbered pool. The loan bore an interest rate of 4.99%.

Subsequent to the end of the second quarter, CBL retired four loans totaling $322.7 million using availability under its lines of credit. The weighted average interest rate for the four loans was 5.0%. The loans were secured individually by high-quality properties including CherryVale Mall in Rockford, IL, East Towne Mall in Madison, WI, West Towne Mall in Madison, WI, and Brookfield Square in Milwaukee, WI.

OUTLOOK AND GUIDANCE
Based on its current outlook, the Company is increasing guidance for FFO, as adjusted, to the range of $2.25 - $2.32 per diluted share. The guidance increase includes contributions from the acquisition of Mayfaire Town Center and Community Center, partially offset by an increased G&A expense assumption for the remainder of 2015 due to consulting and personnel expense related to technology and process improvements. CBL's guidance also assumes a same-center NOI growth range of 0% - 2.0% in 2015.
    The guidance also assumes the following:

•	$2.0 million to $4.0 million of outparcel sales;

•	No additional unannounced acquisition or disposition activity;

•	No unannounced capital markets activity;

•	Year-end occupancy 150-200 bps lower than the prior year-end.

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	Low	High
Expected diluted earnings per common share	$0.81	$0.88
Adjust to fully converted shares from common shares	(0.12)	(0.13)
Expected earnings per diluted, fully converted common share	0.69	0.75
Add: depreciation and amortization	1.58	1.58
Less: Gain on operating properties, net of taxes	(0.06)	(0.06)
Add: Loss on impairment	0.01	0.01
Add: noncontrolling interest in earnings of Operating Partnership	0.12	0.13
Expected FFO per diluted, fully converted common share	2.34	2.41
Adjustment for gain on investment	(0.08)	(0.08)
Adjustment for litigation settlement, net of related expenses	(0.01)	(0.01)
Expected adjusted FFO per diluted, fully converted common share	$2.25	$2.32

INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. ET on Thursday, July 30, 2015, to discuss its second quarter results. The number to call for this interactive teleconference is  (888) 317-6003 or (412) 317-6061 and entering the confirmation number, 9411478. A replay of the conference call will be available through August 6, 2015, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number, 10065318. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., second quarter earnings release and supplemental information please visit the Investing section of our website at cblproperties.com or contact Investor Relations at 423-490-8312.

The Company will also provide an online webcast and rebroadcast of its 2015 second quarter earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Thursday, July 30, 2015 beginning at 11:00 a.m. ET. The online replay will follow shortly after the call.

ABOUT CBL & ASSOCIATES PROPERTIES, INC.
CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 147 properties, including 90 regional malls/open-air centers. The properties are located in 30 states and total 84.0 million square feet including 6.5 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure. The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common

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unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.
In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period.
FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
As described above, during the second quarter of 2015, the Company recognized $3.0 million of expense related to a litigation settlement and a $0.3 million gain on extinguishment of debt. Additionally, during the six months ended June 30, 2015, the Company recognized a $16.6 million gain on investment related to the sale of marketable securities and received income of $1.7 million, net of related expense, as a partial settlement of ongoing litigation. During the six months ended June 30, 2014, the Company recognized a $42.7 million net gain on the extinguishment of debt primarily related to the foreclosure of the mortgage loan encumbering Citadel Mall and received income of $0.8 million as a partial settlement of ongoing litigation. Considering the significance and nature of these items, the Company believes it is important to identify their impact on its FFO measures for readers to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods.

Same-center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. We believe that presenting NOI and same-center NOI (described below) based on our Operating Partnership’s pro rata share of both consolidated and unconsolidated Properties is useful since we conduct substantially all of our business through our Operating Partnership and, therefore, it reflects the performance of the Properties in absolute terms regardless of the ratio of ownership interests of our common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of its shopping center and other properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI also excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles in order to enhance the comparability of results from one period to another, as these items can be impacted by one-time events that may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company’s shopping center and other properties. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

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Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Six Months Ended June 30, 2015
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES:
Minimum rents	$166,428	$167,631	$335,509	$336,908
Percentage rents	2,412	1,824	6,549	5,430
Other rents	4,421	4,613	9,592	9,895
Tenant reimbursements	70,224	70,774	142,357	142,992
Management, development and leasing fees	2,663	2,813	5,441	5,948
Other	7,695	9,278	15,304	17,003
Total revenues	253,843	256,933	514,752	518,176
OPERATING EXPENSES:
Property operating	32,866	35,527	71,770	75,538
Depreciation and amortization	71,239	70,609	147,505	139,692
Real estate taxes	22,549	22,089	45,334	43,436
Maintenance and repairs	12,407	12,623	26,623	28,788
General and administrative	16,215	11,336	33,445	26,109
Loss on impairment	2,781	106	2,781	17,256
Other	5,928	7,390	12,404	13,935
Total operating expenses	163,985	159,680	339,862	344,754
Income from operations	89,858	97,253	174,890	173,422
Interest and other income	389	1,544	5,663	3,072
Interest expense	(58,754)	(59,277)	(117,911)	(119,783)
Gain on extinguishment of debt	256	—	256	42,660
Gain on investment	—	—	16,560	—
Equity in earnings of unconsolidated affiliates	4,881	3,418	8,704	7,102
Income tax provision	(2,472)	(786)	(1,556)	(1,183)
Income from continuing operations before gain on sales of real estate assets	34,158	42,152	86,606	105,290
Gain on sales of real estate assets	14,173	1,925	14,930	3,079
Income from continuing operations	48,331	44,077	101,536	108,369
Operating loss of discontinued operations	—	(59)	—	(558)
Gain on discontinued operations	—	107	—	90
Net income	48,331	44,125	101,536	107,901
Net income attributable to noncontrolling interests in:
Operating Partnership	(4,946)	(4,620)	(11,118)	(12,271)
Other consolidated subsidiaries	(1,490)	(1,547)	(2,359)	(2,378)
Net income attributable to the Company	41,895	37,958	88,059	93,252
Preferred dividends	(11,223)	(11,223)	(22,446)	(22,446)
Net income attributable to common shareholders	$30,672	$26,735	$65,613	$70,806

Basic per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$0.18	$0.16	$0.38	$0.42
Discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common shareholders	$0.18	$0.16	$0.38	$0.42
Weighted-average common shares outstanding	170,494	170,267	170,457	170,232

Diluted per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$0.18	$0.16	$0.38	$0.42
Discontinued operations	0.00	0.00	0.00	0.00
Net income attributable to common shareholders	$0.18	$0.16	$0.38	$0.42
Weighted-average common and potential dilutive common shares outstanding	170,494	170,267	170,457	170,232

Amounts attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$30,672	$26,694	$65,613	$71,205
Discontinued operations	—	41	—	(399)
Net income attributable to common shareholders	$30,672	$26,735	$65,613	$70,806

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2015

The Company's reconciliation of net income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income attributable to common shareholders	$30,672	$26,735	$65,613	$70,806
Noncontrolling interest in income of Operating Partnership	4,946	4,620	11,118	12,271
Depreciation and amortization expense of:
Consolidated properties	71,239	70,609	147,505	139,692
Unconsolidated affiliates	10,303	10,256	20,620	20,117
Non-real estate assets	(731)	(603)	(1,573)	(1,197)
Noncontrolling interests' share of depreciation and amortization	(2,151)	(1,569)	(4,782)	(3,102)
Loss on impairment	2,781	106	2,781	17,937
Gain on depreciable property, net of taxes	(12,129)	(952)	(12,196)	(934)
Gain on discontinued operations, net of taxes	—	(87)	—	(87)
FFO allocable to Operating Partnership common unitholders	104,930	109,115	229,086	255,503
Litigation settlements, net of related expenses (1)	3,004	—	(1,654)	(800)
Gain on investment	—	—	(16,560)	—
Gain on extinguishment of debt	(256)	—	(256)	(42,660)
FFO allocable to Operating Partnership common unitholders, as adjusted	$107,678	$109,115	$210,616	$212,043

FFO per diluted share	$0.53	$0.55	$1.15	$1.28

FFO, as adjusted, per diluted share	$0.54	$0.55	$1.05	$1.06

Weighted average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,751	199,726	199,716	199,734

Reconciliation of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders:
FFO allocable to Operating Partnership common unitholders	$104,930	$109,115	$229,086	$255,503
Percentage allocable to common shareholders (2)	85.35%	85.25%	85.35%	85.23%
FFO allocable to common shareholders	$89,558	$93,021	$195,525	$217,765

FFO allocable to Operating Partnership common unitholders, as adjusted	$107,678	$109,115	$210,616	$212,043
Percentage allocable to common shareholders (2)	85.35%	85.25%	85.35%	85.23%
FFO allocable to common shareholders, as adjusted	$91,903	$93,021	$179,761	$180,724

(1) Litigation settlement is included in Interest and Other Income in the Consolidated Statements of Operations. Litigation expense, including settlements paid, is included in General and Administrative expense in the Consolidated Statements of Operations.

(2) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 12.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$1,731	$419	$3,037	$1,351
Lease termination fees per share	$0.01	$—	$0.02	$0.01

Straight-line rental income	$879	$801	$1,563	$1,283
Straight-line rental income per share	$—	$—	$0.01	$0.01

Gains on outparcel sales	$1,416	$1,000	$2,523	$2,145
Gains on outparcel sales per share	$0.01	$0.01	$0.01	$0.01

Net amortization of acquired above- and below-market leases	$192	$188	$838	$405
Net amortization of acquired above- and below-market leases per share	$—	$—	$—	$—

Net amortization of debt premiums and discounts	$450	$539	$1,033	$1,080
Net amortization of debt premiums and discounts per share	$—	$—	$0.01	$0.01

Income tax provision	$(2,472)	$(786)	$(1,556)	$(1,183)
Income tax provision per share	$(0.01)	$—	$(0.01)	$(0.01)

Gain on extinguishment of debt	$256	$—	$256	$42,660
Gain on extinguishment of debt per share	$—	$—	$—	$0.21

Gain on investment	$—	$—	$16,560	$—
Gain on investment per share	$—	$—	$0.08	$—

Interest capitalized	$1,024	$1,457	$2,232	$2,866
Interest capitalized per share	$0.01	$0.01	$0.01	$0.01

Litigation settlements, net of related expenses	$(3,004)	$—	$1,654	$800
Litigation settlements, net of related expenses, per share	$(0.02)	$—	$0.01	$—

	As of June 30,
	2015	2014
Straight-line rent receivable	$65,210	$63,411

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2015

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$48,331	$44,125	$101,536	$107,901
Adjustments:
Depreciation and amortization	71,239	70,609	147,505	139,692
Depreciation and amortization from unconsolidated affiliates	10,303	10,256	20,620	20,117
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,151)	(1,569)	(4,782)	(3,102)
Interest expense	58,754	59,277	117,911	119,783
Interest expense from unconsolidated affiliates	9,587	9,662	19,272	19,153
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,702)	(1,307)	(3,397)	(2,618)
Abandoned projects expense	—	33	125	34
Gain on sales of real estate assets	(14,173)	(1,925)	(14,930)	(3,079)
Gain on sales of real estate assets of unconsolidated affiliates	(601)	—	(1,164)	—
Gain on investment	—	—	(16,560)	—
Gain on extinguishment of debt	(256)	—	(256)	(42,660)
Loss on impairment	2,781	106	2,781	17,256
Loss on impairment from discontinued operations	—	—	—	681
Income tax provision	2,472	786	1,556	1,183
Lease termination fees	(1,731)	(419)	(3,037)	(1,351)
Straight-line rent and above- and below-market lease amortization	(1,071)	(989)	(2,401)	(1,688)
Net income attributable to noncontrolling interest in other consolidated subsidiaries	(1,490)	(1,547)	(2,359)	(2,378)
Gain on discontinued operations	—	(107)	—	(90)
General and administrative expenses	16,215	11,336	33,445	26,109
Management fees and non-property level revenues	(5,580)	(7,216)	(17,038)	(14,921)
Operating Partnership's share of property NOI	190,927	191,111	378,827	380,022
Non-comparable NOI	(11,413)	(12,081)	(23,125)	(25,749)
Total same-center NOI (1)	$179,514	$179,030	$355,702	$354,273
Total same-center NOI percentage change	0.3%		0.4%

Malls	$163,752	$163,826	$324,394	$324,478
Associated centers	8,079	7,650	15,911	15,198
Community centers	5,597	5,400	11,141	10,515
Offices and other	2,086	2,154	4,256	4,082
Total same-center NOI (1)	$179,514	$179,030	$355,702	$354,273

Percentage Change:
Malls	0.0%		0.0%
Associated centers	5.6%		4.7%
Community centers	3.6%		6.0%
Offices and other	(3.2)%		4.3%
Total same-center NOI (1)	0.3%		0.4%

(1) CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles. Same-center NOI is for real estate properties and does not include the results of operations of the Company's subsidiary that provides janitorial, security and maintenance services. We include a property in our same-center pool when we own all or a portion of the property as of June 30, 2015, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending June 30, 2015. New properties are excluded from same-center NOI, until they meet this criteria. The only properties excluded from the same-center pool that would otherwise meet this criteria are properties which are under major redevelopment, being considered for repositioning or where we intend to renegotiate the terms of the debt secured by the related property.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2015 and 2014

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of June 30, 2015
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,901,335	$932,870	$4,834,205
Noncontrolling interests' share of consolidated debt	(113,536)	(7,033)	(120,569)
Company's share of unconsolidated affiliates' debt	667,815	104,618	772,433
Company's share of consolidated and unconsolidated debt	$4,455,614	$1,030,455	$5,486,069
Weighted average interest rate	5.45%	1.72%	4.75%

	As of June 30, 2014
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,876,236	$934,575	$4,810,811
Noncontrolling interests' share of consolidated debt	(89,872)	(8,535)	(98,407)
Company's share of unconsolidated affiliates' debt	649,646	105,706	755,352
Company's share of consolidated and unconsolidated debt	$4,436,010	$1,031,746	$5,467,756
Weighted average interest rate	5.47%	1.73%	4.76%

Debt-To-Total-Market Capitalization Ratio as of June 30, 2015
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	199,750	$16.20	$3,235,950
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			3,862,200
Company's share of total debt			5,486,069
Total market capitalization			$9,348,269
Debt-to-total-market capitalization ratio			58.7%

(1) Stock price for common stock and Operating Partnership units equals the closing price of the common stock on June 30, 2015. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2015 and 2014

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
2015:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	170,494	170,494	170,457	170,457
Weighted average Operating Partnership units	29,257	29,257	29,259	29,259
Weighted average shares- FFO	199,751	199,751	199,716	199,716

2014:
Weighted average shares - EPS	170,267	170,267	170,232	170,232
Weighted average Operating Partnership units	29,459	29,459	29,502	29,502
Weighted average shares- FFO	199,726	199,726	199,734	199,734

Dividend Payout Ratio

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Weighted average cash dividend per share	$0.27279	$0.25313	$0.54558	$0.50625
FFO as adjusted, per diluted fully converted share	$0.54	$0.55	$1.05	$1.06
Dividend payout ratio	50.5%	46.0%	52.0%	47.8%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2015
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	June 30, 2015	December 31, 2014
ASSETS
Real estate assets:
Land	$893,149	$847,829
Buildings and improvements	7,363,728	7,221,387
	8,256,877	8,069,216
Accumulated depreciation	(2,335,522)	(2,240,007)
	5,921,355	5,829,209
Held for sale	2,718	—
Developments in progress	128,381	117,966
Net investment in real estate assets	6,052,454	5,947,175
Cash and cash equivalents	30,601	37,938
Receivables:
Tenant, net of allowance for doubtful accounts of $1,837 and $2,368 in 2015 and 2014, respectively	83,296	81,338
Other, net of allowance for doubtful accounts of $1,245 and $1,285 in 2015 and 2014, respectively	21,641	22,577
Mortgage and other notes receivable	19,546	19,811
Investments in unconsolidated affiliates	280,460	281,449
Intangible lease assets and other assets	214,205	226,011
	$6,702,203	$6,616,299

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,834,205	$4,700,460
Accounts payable and accrued liabilities	327,240	328,352
Total liabilities	5,161,445	5,028,812
Commitments and contingencies
Redeemable noncontrolling partnership interests	42,944	37,559
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 170,492,533 and 170,260,273 issued and outstanding in 2015 and 2014, respectively	1,705	1,703
Additional paid-in capital	1,957,228	1,958,198
Accumulated other comprehensive income	1,109	13,411
Dividends in excess of cumulative earnings	(591,534)	(566,785)
Total shareholders' equity	1,368,533	1,406,552
Noncontrolling interests	129,281	143,376
Total equity	1,497,814	1,549,928
	$6,702,203	$6,616,299

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2015

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	June 30, 2015	December 31, 2014
ASSETS:
Investment in real estate assets	$2,303,724	$2,266,252
Accumulated depreciation	(648,705)	(619,558)
	1,655,019	1,646,694
Developments in progress	68,749	75,877
Net investment in real estate assets	1,723,768	1,722,571
Other assets	169,288	170,554
Total assets	$1,893,056	$1,893,125

LIABILITIES:
Mortgage and other indebtedness	$1,517,877	$1,512,826
Other liabilities	42,211	42,517
Total liabilities	1,560,088	1,555,343

OWNERS' EQUITY:
The Company	194,296	198,261
Other investors	138,672	139,521
Total owners' equity	332,968	337,782
Total liabilities and owners’ equity	$1,893,056	$1,893,125

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Total revenues	$63,111	$61,400	$125,583	$123,221
Depreciation and amortization	(19,641)	(19,230)	(39,122)	(38,017)
Operating expenses	(17,468)	(17,488)	(36,774)	(35,669)
Income from operations	26,002	24,682	49,687	49,535
Interest income	335	339	667	679
Interest expense	(18,589)	(18,746)	(37,383)	(37,304)
Gain on sales of real estate assets	619	—	1,434	—
Net income	$8,367	$6,275	$14,405	$12,910

	Company's Share for the Three Months Ended June 30,		Company's Share for the Six Months Ended June 30,
	2015	2014	2015	2014
Total revenues	$32,958	$32,066	$65,793	$64,018
Depreciation and amortization	(10,303)	(10,256)	(20,620)	(20,117)
Operating expenses	(9,045)	(8,989)	(18,873)	(18,164)
Income from operations	13,610	12,821	26,300	25,737
Interest income	257	259	512	518
Interest expense	(9,587)	(9,662)	(19,272)	(19,153)
Gain on sales of real estate assets	601	—	1,164	—
Net income	$4,881	$3,418	$8,704	$7,102

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2015

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA) to interest because the Company believes that the EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.

Ratio of EBITDA to Interest Expense
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
EBITDA:
Net income	$48,331	$44,125	$101,536	$107,901

Adjustments:
Depreciation and amortization	71,239	70,609	147,505	139,692
Depreciation and amortization from unconsolidated affiliates	10,303	10,256	20,620	20,117
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,151)	(1,569)	(4,782)	(3,102)
Interest expense	58,754	59,277	117,911	119,783
Interest expense from unconsolidated affiliates	9,587	9,662	19,272	19,153
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,702)	(1,307)	(3,397)	(2,618)
Income and other taxes	3,267	1,452	2,550	2,503
Gain on investment	—	—	(16,560)	—
Gain on extinguishment of debt	(256)	—	(256)	(42,660)
Loss on impairment	2,781	106	2,781	17,256
Loss on impairment from discontinued operations	—	—	—	681
Abandoned projects	—	33	125	34
Net income attributable to noncontrolling interest in earnings of other consolidated subsidiaries	(1,490)	(1,547)	(2,359)	(2,378)
Gain on depreciable property	(13,403)	(952)	(13,470)	(934)
Gain on discontinued operations	—	(89)	—	(90)
Company's share of total EBITDA	$185,260	$190,056	$371,476	$375,338

Interest Expense:
Interest expense	$58,754	$59,277	$117,911	$119,783
Interest expense from unconsolidated affiliates	9,587	9,662	19,272	19,153
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,702)	(1,307)	(3,397)	(2,618)
Company's share of total interest expense	$66,639	$67,632	$133,786	$136,318

Ratio of EBITDA to Interest Expense	2.78	2.81	2.78	2.75

Reconciliation of EBITDA to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Company's share of total EBITDA	$185,260	$190,056	$371,476	$375,338
Interest expense	(58,754)	(59,277)	(117,911)	(119,783)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,702	1,307	3,397	2,618
Income and other taxes	(3,267)	(1,452)	(2,550)	(2,503)
Net amortization of deferred financing costs and debt premiums and discounts	1,048	1,123	2,625	3,357
Net amortization of intangible lease assets and liabilities	208	138	33	267
Depreciation and interest expense from unconsolidated affiliates	(19,890)	(19,918)	(39,892)	(39,270)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,151	1,569	4,782	3,102
Noncontrolling interests in earnings of other consolidated subsidiaries	1,490	1,546	2,359	2,378
Gains on outparcel sales	(770)	(990)	(1,460)	(2,145)
Equity in earnings of unconsolidated affiliates	(4,881)	(3,418)	(8,704)	(7,102)
Distributions of earnings from unconsolidated affiliates	5,242	5,930	9,780	8,965
Share-based compensation expense	918	631	3,406	2,605
Provision for doubtful accounts	566	706	1,938	1,912
Change in deferred tax assets	(354)	(133)	153	316
Changes in operating assets and liabilities	2,990	1,352	(10,039)	(23,939)
Cash flows provided by operating activities	$113,659	$119,170	$219,393	$206,116

Supplemental Financial And Operating Information
As of June 30, 2015

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable

Operating Properties:
CherryVale Mall	Rockford, IL	Oct-15		5.00%	$77,198		$77,198	$—
Brookfield Square	Brookfield, WI	Nov-15		5.08%	86,621		86,621	—
East Towne Mall	Madison, WI	Nov-15		5.00%	65,856		65,856	—
West Towne Mall	Madison, WI	Nov-15		5.00%	93,021		93,021	—
Eastland Mall	Bloomington, IL	Dec-15		5.85%	59,400		59,400	—
Hickory Point Mall	Decatur, IL	Dec-15		5.85%	27,989		27,989	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Feb-16		5.87%	38,249		38,249	—
CoolSprings Crossing	Nashville, TN	Apr-16		4.54%	11,696	(1)	11,696	—
Gunbarrel Pointe	Chattanooga, TN	Apr-16		4.64%	10,421	(2)	10,421	—
Stroud Mall	Stroud, PA	Apr-16		4.59%	31,297	(3)	31,297	—
York Galleria	York, PA	Apr-16		4.55%	49,973	(4)	49,973	—
Statesboro Crossing	Statesboro, GA	Jun-16	Jun-18	1.99%	11,149		—	11,149
Greenbrier Mall	Chesapeake, VA	Aug-16		5.91%	73,052		73,052	—
Hamilton Place	Chattanooga, TN	Aug-16		5.86%	100,441		100,441	—
Midland Mall	Midland, MI	Aug-16		6.10%	32,804		32,804	—
Chesterfield Mall	St. Louis, MO	Sep-16		5.74%	140,000		140,000	—
Dakota Square Mall	Minot, ND	Nov-16		6.23%	56,211		56,211	—
Southaven Towne Center	Southaven, MS	Jan-17		5.50%	39,551		39,551	—
Cary Towne Center	Cary, NC	Mar-17		8.50%	49,956		49,956	—
Acadiana Mall	Lafayette, LA	Apr-17		5.67%	130,574		130,574	—
Hamilton Corner	Chattanooga, TN	Apr-17		5.67%	14,795		14,795	—
Layton Hills Mall	Layton, UT	Apr-17		5.66%	93,314		93,314	—
The Plaza at Fayette Mall	Lexington, KY	Apr-17		5.67%	38,547		38,547	—
The Shoppes at St. Clair Square	Fairview Heights, IL	Apr-17		5.67%	19,536		19,536	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		7.06%	63,981		63,981	—
Kirkwood Mall	Bismarck, ND	Apr-18		5.75%	38,937		38,937	—
The Outlet Shoppes at El Paso Phase II	El Paso, TX	Apr-18		2.94%	6,760		—	6,760
Hanes Mall	Winston-Salem, NC	Oct-18		6.99%	150,324		150,324	—
The Outlet Shoppes at Oklahoma City Phase II	Oklahoma City, OK	Apr-19	Apr-21	2.93%	5,831		—	5,831
The Outlet Shoppes at Oklahoma City Phase III	Oklahoma City, OK	Apr-19	Apr-21	2.93%	2,894		—	2,894
Honey Creek Mall	Terre Haute, IN	Jul-19		8.00%	28,442		28,442	—
Volusia Mall	Daytona Beach, FL	Jul-19		8.00%	48,927		48,927	—
The Outlet Shoppes at Atlanta - Parcel Development	Woodstock, GA	Dec-19		2.68%	1,450		—	1,450
The Terrace	Chattanooga, TN	Jun-20		7.25%	13,535		13,535	—
Burnsville Center	Burnsville, MN	Jul-20		6.00%	74,804		74,804	—
Parkway Place	Huntsville, AL	Jul-20		6.50%	38,113		38,113	—
Valley View Mall	Roanoke, VA	Jul-20		6.50%	58,985		58,985	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-21		5.85%	86,900		86,900	—
EastGate Mall	Cincinnati, OH	Apr-21		5.83%	39,199		39,199	—
Hamilton Crossing & Expansion	Chattanooga, TN	Apr-21		5.99%	9,737		9,737	—
Park Plaza Mall	Little Rock, AR	Apr-21		5.28%	90,465		90,465	—
Wausau Center	Wausau, WI	Apr-21		5.85%	18,149		18,149	—
Fayette Mall	Lexington, KY	May-21		5.42%	169,044		169,044	—
Alamance Crossing - East	Burlington, NC	Jul-21		5.83%	48,296		48,296	—
Asheville Mall	Asheville, NC	Sep-21		5.80%	72,440		72,440	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable

Cross Creek Mall	Fayetteville, NC	Jan-22		4.54%	128,860	128,860	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	Jan-22		5.73%	55,924	55,924	—
Northwoods Mall	North Charleston, SC	Apr-22		5.08%	69,617	69,617	—
Arbor Place	Douglasville, GA	May-22		5.10%	116,541	116,541	—
CBL Center	Chattanooga, TN	Jun-22		5.00%	20,221	20,221	—
Fashion Square	Saginaw, MI	Jun-22		4.95%	39,248	39,248	—
Jefferson Mall	Louisville, KY	Jun-22		4.75%	67,880	67,880	—
Southpark Mall	Colonial Heights, VA	Jun-22		4.85%	63,940	63,940	—
WestGate Mall	Spartanburg, SC	Jul-22		4.99%	37,471	37,471	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Nov-23		4.90%	78,070	78,070	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	76,758	76,758	—
	SUBTOTAL				3,173,394	3,145,310	28,084
Weighted-average interest rate					5.60%	5.63%	2.55%

Debt Premiums (Discounts): (5)
Chesterfield Mall	St. Louis, MO	Sep-16		5.96%	(346)	(346)	—
Dakota Square Mall	Minot, ND	Nov-16		5.03%	1,011	1,011	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		4.75%	3,446	3,446	—
Kirkwood Mall	Bismarck, ND	Apr-18		4.25%	1,651	1,651	—
	SUBTOTAL				5,762	5,762	—
Weighted-average interest rate					4.58%	4.58%

Total Loans On Operating Properties And Debt Premiums (Discounts)					3,179,156	3,151,072	28,084
Weighted-average interest rate					5.60%	5.63%	2.55%

Construction Loan:
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA	Dec-19		2.68%	1,273	—	1,273

Operating Partnership Debt:
Unsecured credit facilities:
$600,000 capacity		Nov-15	Nov-16	1.58%	32,041	—	32,041
$100,000 capacity		Feb-16		1.58%	17,200	—	17,200
$600,000 capacity		Nov-16	Nov-17	1.58%	404,272	—	404,272
	SUBTOTAL				453,513	—	453,513

Unsecured term loans:
$50,000 Term Loan		Feb-18		1.73%	50,000	—	50,000
$400,000 Term Loan		Jul-18		1.69%	400,000	—	400,000
	SUBTOTAL				450,000	—	450,000
Senior unsecured notes:
Senior unsecured 5.25% notes		Dec-23		5.25%	450,000	450,000	—
Senior unsecured 5.25% notes (discount)		Dec-23		5.25%	(4,042)	(4,042)	—
Senior unsecured 4.60% notes		Oct-24		4.60%	300,000	300,000	—
Senior unsecured 4.60% notes (discount)		Oct-24		4.60%	(70)	(70)	—
	SUBTOTAL				745,888	745,888	—

Other:
Other subsidiary term loan		May-17		3.50%	4,375	4,375	—

Total Consolidated Debt					$4,834,205	$3,901,335	$932,870
Weighted-average interest rate					4.76%	5.50%	1.67%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-15		2.75%	$5,401	$—	$5,401
Hammock Landing Phase I	West Melbourne, FL	Nov-15	Nov-17	2.18%	19,929	—	19,929

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable

Hammock Landing Phase II	West Melbourne, FL	Nov-15	Nov-17	2.43%	8,700	—	8,700
The Pavilion at Port Orange	Port Orange, FL	Nov-15	Nov-17	2.18%	29,698	—	29,698
Oak Park Mall	Overland Park, KS	Dec-15		5.85%	137,850	137,850	—
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	86,481	86,481	—
Renaissance Center Phase I	Durham, NC	Jul-16		5.61%	16,029	16,029	—
Fremaux Town Center Phase I	Slidell, LA	Aug-16	Aug-18	2.19%	26,779	—	26,779
Fremaux Town Center Phase II	Slidell, LA	Aug-16	Aug-18	2.19%	8,459	—	8,459
Governor's Square Mall	Clarksville, TN	Sep-16		8.23%	7,911	7,911	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	10,618	10,618	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	19,523	19,523	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	6,456	6,456	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.60%	95,400	95,400	—
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.10%	2,577	2,577	—
Ambassador Town Center	Lafayette, LA	Dec-17	Dec-19	1.98%	2,524	—	2,524
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.18%	2,423	—	2,423
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	52,229	52,229	—
York Town Center	York, PA	Feb-22		4.90%	17,649	17,649	—
York Town Center - Pier 1	York, PA	Feb-22		2.94%	705	—	705
West County Center	St. Louis, MO	Dec-22		3.40%	95,000	95,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	50,000	50,000	—
Renaissance Center Phase II	Durham, NC	Apr-23		3.49%	8,000	8,000	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	2,858	2,858	—
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	59,234	59,234	—
	SUBTOTAL				772,433	667,815	104,618

Less Noncontrolling Interests' Share Of Consolidated Debt:		Noncontrolling Interest %
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%		5.87%	(19,125)	(19,125)	—
Statesboro Crossing	Statesboro, GA	50%		1.99%	(5,575)	—	(5,575)
Hamilton Place	Chattanooga, TN	10%		5.86%	(10,044)	(10,044)	—
Hamilton Corner	Chattanooga, TN	10%		5.67%	(1,480)	(1,480)	—
Other subsidiary term loan	Chattanooga, TN	50%		3.50%	(2,188)	(2,188)	—
The Outlet Shoppes at El Paso	El Paso, TX	25%		7.06%	(15,995)	(15,995)	—
The Outlet Shoppes at Oklahoma City Phase II	Oklahoma City, OK	25%		2.93%	(1,458)	—	(1,458)
The Terrace	Chattanooga, TN	8%		7.25%	(1,083)	(1,083)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%		5.99%	(779)	(779)	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	25%		5.73%	(13,981)	(13,981)	—
CBL Center	Chattanooga, TN	8%		5.00%	(1,618)	(1,618)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%		4.90%	(19,517)	(19,517)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%		4.05%	(26,865)	(26,865)	—
					(119,708)	(112,675)	(7,033)
Less Noncontrolling Interests' Share Of Debt Premiums: (5)
The Outlet Shoppes at El Paso	El Paso, TX	25%		4.75%	(861)	(861)	—

Company's Share Of Consolidated And Unconsolidated Debt					$5,486,069	$4,455,614	$1,030,455
Weighted-average interest rate					4.75%	5.45%	1.72%

Total Debt of Unconsolidated Affiliates:
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-15		2.75%	$5,401	$—	$5,401
Hammock Landing Phase I	West Melbourne, FL	Nov-15		2.18%	39,859	—	39,859
Hammock Landing Phase II	West Melbourne, FL	Nov-15		2.43%	15,556	—	15,556
The Pavilion at Port Orange	Port Orange, FL	Nov-15		2.18%	59,396	—	59,396
Oak Park Mall	Overland Park, KS	Dec-15		5.85%	275,700	275,700	—
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	172,962	172,962	—
Renaissance Center Phase I	Durham, NC	Jul-16		5.61%	32,057	32,057	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable

Fremaux Town Center	Slidell, LA	Aug-16		2.19%	41,199	—	41,199
Fremaux Town Center Phase II	Slidell, LA	Aug-16		2.19%	13,013	—	13,013
Governor's Square Mall	Clarksville, TN	Sep-16		8.23%	16,656	16,656	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	21,237	21,237	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	39,046	39,046	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	12,912	12,912	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.60%	190,800	190,800	—
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.10%	5,154	5,154	—
Ambassador Town Center	Lafayette, LA	Dec-17		1.98%	2,524	—	2,524
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17		2.18%	2,423	—	2,423
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	104,458	104,458	—
York Town Center	York, PA	Feb-22		4.90%	35,297	35,297	—
York Town Center - Pier 1	York, PA	Feb-22		2.94%	1,410	—	1,410
West County Center	St. Louis, MO	Dec-22		3.40%	190,000	190,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	100,000	100,000	—
Renaissance Center Phase II	Durham, NC	Apr-23		3.49%	16,000	16,000	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	5,716	5,716	—
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	118,468	118,468	—
					$1,517,244	$1,336,463	$180,781
Weighted-average interest rate					4.81%	5.16%	2.23%

(1)
The Company has an interest rate swap on a notional amount of $11,696, amortizing to $11,313 over the term of the swap, related to CoolSprings Crossing to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(2)
The Company has an interest rate swap on a notional amount of $10,421, amortizing to $10,083 over the term of the swap, related to Gunbarrel Pointe to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(3)
The Company has an interest rate swap on a notional amount of $31,297, amortizing to $30,276 over the term of the swap, related to Stroud Mall to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(4)
The Company has an interest rate swap on a notional amount of $49,973, amortizing to $48,337 over the term of the swap, related to York Galleria to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(5)	The weighted average interest rates used for debt premiums (discounts) reflect the market interest rate in effect as of the assumption of the related debt.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2015

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2015	$410,085	$229,732	$—	$639,817	11.67%	5.39%
2016	593,385	23,940	(29,169)	588,156	10.72%	5.33%
2017	858,901	192,901	(19,663)	1,032,139	18.81%	4.06%
2018	657,170	87,467	(5,575)	739,062	13.47%	3.40%
2019	80,092	4,947	—	85,039	1.55%	7.49%
2020	185,437	—	(1,083)	184,354	3.36%	6.35%
2021	542,955	—	(2,237)	540,718	9.87%	5.57%
2022	599,702	113,354	(15,599)	697,457	12.71%	4.72%
2023	528,070	58,000	(19,517)	566,553	10.33%	5.03%
2024	376,758	62,092	(26,865)	411,985	7.51%	4.46%
Face Amount of Debt	4,832,555	772,433	(119,708)	5,485,280	100.00%	4.75%
Net Premiums on Debt	1,650	—	(861)	789	—%	—%
Total	$4,834,205	$772,433	$(120,569)	$5,486,069	100.00%	4.75%

Based on Original Maturity Dates:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2015	$442,126	$288,059	$—	$730,185	13.31%	4.97%
2016	976,765	59,178	(34,744)	1,001,199	18.25%	3.81%
2017	454,629	139,521	(19,663)	574,487	10.47%	5.96%
2018	646,021	52,229	—	698,250	12.73%	3.47%
2019	88,817	—	(1,458)	87,359	1.59%	7.41%
2020	185,437	—	(1,083)	184,354	3.36%	6.35%
2021	534,230	—	(779)	533,451	9.73%	5.61%
2022	599,702	113,354	(15,599)	697,457	12.72%	4.72%
2023	528,070	58,000	(19,517)	566,553	10.33%	5.03%
2024	376,758	62,092	(26,865)	411,985	7.51%	4.46%
Face Amount of Debt	4,832,555	772,433	(119,708)	5,485,280	100.00%	4.75%
Net Premiums on Debt	1,650	—	(861)	789	—	—%
Total	$4,834,205	$772,433	$(120,569)	$5,486,069	100.00%	4.75%

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	< 60%	50.2%
Unencumbered asset value to unsecured indebtedness	>1.60x	2.3x
Unencumbered NOI to unsecured interest expense	>1.75x	4.3x
EBITDA to fixed charges (debt service)	>1.5x	2.2x

Senior Unsecured Notes Compliance Ratios	Required	Actual
Total debt to total assets	< 60%	54.3%
Secured debt to total assets	< 45%	35.2%
Total unencumbered assets to unsecured debt	> 150%	222.8%
Consolidated income available for debt service to annual debt service charge	> 1.5x	3.2x

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2015
Mall Portfolio Statistics

TIER 1 Sales > $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/15
			6/30/15	6/30/14	6/30/15	6/30/14
Acadiana Mall	Lafayette, LA	992,532
Asheville Mall	Asheville, NC	974,464
CoolSprings Galleria (2)	Nashville, TN	1,108,963
Cross Creek Mall	Fayetteville, NC	1,036,114
Dakota Square Mall	Minot, ND	813,732
Fayette Mall	Lexington, KY	1,191,136
Friendly Center and The Shops at Friendly	Greensboro, NC	1,137,662
Governor's Square	Clarksville, TN	735,565
Hamilton Place	Chattanooga, TN	1,159,553
Jefferson Mall	Louisville, KY	885,373
Kirkwood Mall	Bismarck, ND	848,082
Mall del Norte	Laredo, TX	1,167,329
Mayfaire Town Center	Wilmington, NC	784,403
Oak Park Mall	Overland Park, KS	1,609,877
The Outlet Shoppes at El Paso	El Paso, TX	433,043
St. Clair Square	Fairview Heights, IL	1,077,807
Sunrise Mall	Brownsville, TX	752,513
Volusia Mall	Daytona Beach, FL	1,083,768
West County Center	Des Peres, MO	1,205,735
West Towne Mall	Madison, WI	829,546
Total Tier 1 Malls		19,827,197	$453	$439	92.9%	95.9%	34.4%

TIER 2 Sales of $300 to $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/15
			06/30/15	06/30/14	6/30/15	6/30/14
Arbor Place	Atlanta (Douglasville), GA	1,163,326
Brookfield Square	Brookfield, WI	1,008,297
Burnsville Center	Burnsville, MN	1,046,207
CherryVale Mall	Rockford, IL	845,231
Coastal Grand	Myrtle Beach, SC	1,038,654
East Towne Mall	Madison, WI	788,089
EastGate Mall	Cincinnati, OH	858,504
Fremaux Town Center (3)	Slidell, LA	274,459
Frontier Mall	Cheyenne, WY	525,176
Greenbrier Mall	Chesapeake, VA	896,832
Hanes Mall	Winston-Salem, NC	1,504,146
Harford Mall	Bel Air, MD	505,477
Honey Creek Mall	Terre Haute, IN	677,322
Imperial Valley Mall	El Centro, CA	825,827
Laurel Park Place	Livonia, MI	490,246
Layton Hills Mall	Layton, UT	642,886
Meridian Mall	Lansing, MI	968,288
Northpark Mall	Joplin, MO	952,849
Northwoods Mall	Charleston, SC	772,726

Mall Portfolio Statistics (continued)

TIER 2 Sales of $300 to $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/15
			06/30/15	06/30/14	6/30/15	6/30/14
Old Hickory Mall	Jackson, TN	538,991
The Outlet Shoppes at Atlanta (3)	Woodstock, GA	371,376
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	394,661
The Outlet Shoppes of the Bluegrass (3)	Simpsonville, KY	374,683
Park Plaza	Little Rock, AR	540,166
Parkdale Mall	Beaumont, TX	1,245,510
Parkway Place	Huntsville, AL	648,260
Pearland Town Center	Pearland, TX	645,835
Post Oak Mall	College Station, TX	774,932
Richland Mall	Waco, TX	686,504
South County Center	St. Louis, MO	1,042,477
Southpark Mall	Colonial Heights, VA	672,900
Turtle Creek Mall	Hattiesburg, MS	845,954
Valley View Mall	Roanoke, VA	844,427
Westmoreland Mall	Greensburg, PA	999,971
York Galleria	York, PA	764,789
Total Tier 2 Malls		27,175,978	$348	$336	90.0%	93.2%	45.2%

TIER 3 Sales < $300 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/15
			06/30/15	06/30/14	6/30/15	6/30/14
Alamance Crossing	Burlington, NC	885,084
Bonita Lakes Mall	Meridian, MS	631,920
Cary Towne Center	Cary, NC	909,116
Chesterfield Mall (2)	Chesterfield, MO	1,294,083
College Square	Morristown, TN	450,398
Eastland Mall	Bloomington, IL	760,815
Fashion Square	Saginaw, MI	748,337
Foothills Mall	Maryville, TN	463,591
Hickory Point Mall	Forsyth, IL	813,593
Janesville Mall	Janesville, WI	606,903
Kentucky Oaks Mall	Paducah, KY	1,064,136
The Lakes Mall	Muskegon, MI	587,973
Mid Rivers Mall	St. Peters, MO	1,089,416
Midland Mall	Midland, MI	470,974
Monroeville Mall	Pittsburgh, PA	1,083,855
Northgate Mall	Chattanooga, TN	790,305
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Randolph Mall	Asheboro, NC	380,559

Mall Portfolio Statistics (continued)

TIER 3 Sales < $300 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/15
			06/30/15	06/30/14	6/30/15	6/30/14
Regency Mall	Racine, WI	789,371
River Ridge Mall	Lynchburg, VA	764,361
Southaven Towne Center	Southaven, MS	567,640
Stroud Mall	Stroudsburg, PA	398,251
Walnut Square	Dalton, GA	495,970
Wausau Center (2)	Wausau, WI	423,774
WestGate Mall	Spartanburg, SC	954,086
Total Tier 3 Malls		17,674,448	$276	$266	86.1%	89.7%	18.7%

Total Mall Portfolio		64,677,623	$368	$355	90.0%	93.1%	98.3%

Lender Malls
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/15
			06/30/15	06/30/14	6/30/15	6/30/14
Gulf Coast Town Center	Ft. Myers, FL	1,233,436
Triangle Town Center	Raleigh, NC	1,254,815
Total Lender Malls		2,488,251	N/A	N/A	N/A	N/A	1.7%

(1)	Represents same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(2)	Property is under redevelopment in 2015. Operational metrics have been excluded for Chesterfield Mall and Wausau Center, due to proposed significant repositioning.
(3)	Fremaux Town Center, The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass are non-stabilized malls and are excluded from Sales Per Square Foot.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2015

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	434,156	$45.01	$47.40	5.3%	$48.98	8.8%
Stabilized malls	370,871	48.37	50.83	5.1%	52.59	8.7%
New leases	89,641	38.58	46.83	21.4%	49.78	29.0%
Renewal leases	281,230	51.49	52.10	1.2%	53.49	3.9%

Year-to-Date:
All Property Types (1)	1,042,288	$42.48	$45.18	6.4%	$46.71	10.0%
Stabilized malls	952,284	44.15	46.86	6.1%	48.48	9.8%
New leases	211,187	42.30	52.97	25.2%	56.16	32.8%
Renewal leases	741,097	44.67	45.12	1.0%	46.29	3.6%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

	Square Feet		As of June 30,
Quarter:			2015	2014
Operating portfolio:		Same-center stabilized malls	$31.26	$30.54
New leases	344,889	Stabilized malls	31.26	30.46
Renewal leases	473,721	Non-stabilized malls (4)	25.19	24.80
Development portfolio:		Associated centers	13.23	12.43
New leases	105,582	Community centers	15.74	15.93
Total leased	924,192	Office buildings	19.50	19.56

Year-to-Date:
Operating Portfolio:
New leases	705,684
Renewal leases	1,224,792
Development Portfolio:
New leases	278,618
Total leased	2,209,094

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)	Average annual base rents per square foot are based on contractual rents in effect as of June 30, 2015, including the impact of any rent concessions.

(4)
Includes Fremaux Town Center, The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Atlanta as of June 30, 2015 and The Outlet Shoppes at Atlanta and The Outlet Shoppes at Oklahoma City as of June 30, 2014.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2015

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Six Months Ended June 30, 2015 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2015:
New	172	444,680	8.57	$48.37	$51.28	$38.38	$9.99	26.0%	$12.90	33.6%
Renewal	482	1,341,514	3.99	40.81	41.85	39.54	1.27	3.2%	2.31	5.8%
Commencement 2015 Total	654	1,786,194	5.19	$42.69	$44.20	$39.25	$3.44	8.8%	$4.95	12.6%

Commencement 2016:
New	12	24,141	8.47	$62.17	$64.82	$51.72	$10.45	20.2%	$13.10	25.3%
Renewal	99	281,898	3.83	46.70	47.67	44.51	2.19	4.9%	3.16	7.1%
Commencement 2016 Total	111	306,039	4.33	$47.92	$49.03	$45.08	$2.84	6.3%	$3.95	8.8%

Total 2015/2016	765	2,092,233	5.07	$43.45	$44.90	$40.10	$3.35	8.4%	$4.80	12.0%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2015

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues
1	Limited Brands, LLC (1)	164	852,563	3.29%
2	Signet Jewelers Limited (2)	215	319,899	2.83%
3	Foot Locker, Inc.	135	579,535	2.28%
4	Ascena Retail Group, Inc. (3)	182	908,618	2.19%
5	AE Outfitters Retail Company	80	493,051	1.99%
6	Dick's Sporting Goods, Inc. (4)	27	1,479,353	1.70%
7	The Gap, Inc.	67	749,382	1.68%
8	Genesco Inc. (5)	190	303,110	1.65%
9	Luxottica Group, S.P.A. (6)	121	270,035	1.23%
10	JC Penney Company, Inc. (7)	62	7,017,124	1.20%
11	Express Fashions	43	352,510	1.18%
12	Abercrombie & Fitch, Co.	53	358,613	1.15%
13	Forever 21 Retail, Inc.	24	449,486	1.13%
14	Finish Line, Inc.	60	310,831	1.11%
15	Aeropostale, Inc.	69	262,303	1.09%
16	Charlotte Russe Holding, Inc.	52	337,597	1.07%
17	The Buckle, Inc.	51	261,935	1.03%
18	Best Buy Co., Inc. (8)	63	548,312	1.00%
19	New York & Company, Inc.	42	281,919	0.83%
20	Claire's Stores, Inc.	111	138,847	0.81%
21	Barnes & Noble Inc.	20	605,028	0.79%
22	The Children's Place Retail Stores, Inc.	61	265,624	0.79%
23	Shoe Show, Inc.	50	603,309	0.76%
24	The Gymboree Corporation	89	191,582	0.68%
25	Bon-Ton	21	2,263,002	0.67%
		2,052	20,203,568	34.13%

(1)	Limited Brands, LLC operates Victoria's Secret, PINK and Bath & Body Works.
(2)
Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds and Rogers Jewelers. In 2014, Signet Jewelers acquired Zale Corporation which operates Zale, Peoples and Piercing Pagoda.

(3)	Ascena Retail Group, Inc. operates Justice, dressbarn, maurices, Lane Bryant and Catherines.
(4)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods and Golf Galaxy stores.
(5)	Genesco Inc. operates Journey's, Underground by Journeys, Hat World, Lids, Hat Zone, and Cap Factory stores.
(6)	Luxottica Group, S.P.A. operates Lenscrafters, Sunglass Hut, and Pearle Vision.
(7)
JC Penney Co., Inc. owns 32 of these stores. JC Penney closed one store in the second quarter of 2015 and plans to close two additional leased stores over the remainder of 2015. The two stores are included in the above chart as the stores were in operation as of June 30, 2015. JC Penney remains obligated for rent under the terms of the respective leases.

(8)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2015

Capital Expenditures
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Tenant allowances (1)	$19,344	$12,367	$32,040	$23,779

Renovations (2)	12,342	7,506	14,505	9,311

Deferred maintenance: (3)
Parking lot and parking lot lighting	5,543	4,644	7,455	5,938
Roof repairs and replacements	1,178	950	2,109	1,182
Other capital expenditures	(1,374)	(462)	(308)	1,887
Total deferred maintenance expenditures	5,347	5,132	9,256	9,007

Total capital expenditures	$37,033	$25,005	$55,801	$42,097

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2015	2014
Quarter ended:
March 31,	$695	$773
June 30,	284	807
September 30,		770
December 31,		913
	$979	$3,263

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2015

Properties Opened During the Six Months Ended June 30, 2015
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Community Center:
Parkway Plaza	Fort Oglethorpe, GA	100%	134,050	$17,325	$15,979	March-15	9.0%

Mall/Outlet Center Expansions:
Mid Rivers Mall - Planet Fitness	St Peters, MO	100%	13,068	2,576	2,315	May-15	13.8%
The Outlet Shoppes at Atlanta - Parcel Development	Woodstock, GA	75%	9,600	2,657	2,583	May-15	9.3%
			22,668	5,233	4,898

Community Center Expansion:
Hammock Landing - Academy Sports	West Melbourne, FL	50%	63,092	4,952	3,033	March-15	8.6%

Total Properties Opened			219,810	$27,510	$23,910

Properties Under Development at June 30, 2015
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Community Center:
Ambassador Town Center	Lafayette, LA	65%	438,230	$39,847	$11,873	Spring-16	8.8%

Community Center Expansion:
Statesboro Crossing - Phase II (ULTA)	Statesboro, GA	50%	10,000	2,491	1,405	Fall-15	8.1%

Mall/Outlet Center Expansions:
Fremaux Town Center - Phase II	Slidell, LA	65%	281,032	24,684	13,317	Fall-15	9.7%
Kirkwood Mall - Self Development (Panera Bread, Verizon, Caribou Coffee)	Bismarck, ND	100%	12,500	3,820	1,231	Fall-15	10.5%
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA	75%	32,944	4,174	1,216	Fall-15	13.9%
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY	65%	53,378	7,671	2,673	Fall-15	11.0%
Sunrise Mall - Dick's Sporting Goods	Brownsville, TX	100%	50,000	8,278	2,043	Fall-15	8.8%
			429,854	48,627	20,480

Mall Redevelopment:
Brookfield Square - Sears Redevelopment (Blackfin Ameripub, Jason's Deli)	Brookfield, WI	100%	21,814	7,700	3,526	Fall-15	8.0%
Coolsprings Galleria - Sears Redevelopment (American Girl, Cheesecake Factory)	Nashville, TN	50%	182,163	35,612	20,011	Spring-15 / Summer-16	7.0%
Hickory Point Mall - JCP Redevelopment (Hobby Lobby)	Forsyth, IL	100%	60,000	2,764	2,032	Fall-15	10.7%
Janesville Mall - JCP Redevelopment (Dick's Sporting Goods / ULTA)	Janesville, WI	100%	149,522	11,051	4,919	Fall-15	8.4%
Meridian Mall - Gordmans	Lansing, MI	100%	50,000	7,193	5,361	Summer-15	10.3%
Northgate Mall - Streetscape/ULTA	Chattanooga, TN	100%	50,852	8,989	5,999	Fall-14 / Summer-15	10.5%
Randolph Mall - JCP Redevelopment (Ross/ULTA)	Asheboro, NC	100%	33,796	4,372	92	Summer-16	7.8%
Regency Square-Sears (Dunham's Sports)	Racine, WI	100%	89,119	3,404	86	Fall-15	9.0%
			637,266	81,085	42,026

Total Properties Under Development			1,515,350	$172,050	$75,784

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.